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                                                                   EXHIBIT 10.27


                          AMENDMENT TO CREDIT AGREEMENT


     THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of March ___, 2005 by and among ARABICA FUNDING, INC. (the "Borrower"); the financial institutions signing below and FLEET NATIONAL BANK, as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent").

                                    RECITALS

     A. The Borrower, the financial institutions party thereto and the Administrative Agent are parties to the Credit Agreement dated as of June 29, 2004 (as in effect from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

     B. The Borrower has requested certain amendments to the Credit Agreement and the consent of the Lenders to the Borrower's execution and delivery of an amendment to the Master Lease, and the Lenders signing below are willing to effect such amendment, and consent to such execution and delivery, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT AND CONSENT. Subject to the satisfaction of each of the conditions set forth herein, the Credit Agreement is hereby amended as follows:

     A. Definitions. Section 1.1 of the Credit Agreement is amended as follows:


        1.     By inserting the following new definition in alphabetical order:

               "Management Fee Payments": for any period, payments by the Company or any of its Subsidiaries of any management fee to Crescent Capital Investments Inc. or any of its affiliates.

        2. By amending the definition of "Consolidated EBITDA" (a) by replacing the word "and" following subclause (f) thereof with a comma, and adding the words "and (h) Management Fee Payment expenses" after clause (g) thereof.

        3. By amending the definition of "Compliance Certificate" by replacing the words "a Responsible Officer" with the words "an appropriate officer of the Borrower, such officer to be reasonably acceptable to the Administrative Agent".

     B. Section 6.2(b). Section 6.2(b) of the Credit Agreement is hereby restated in its entirety as follows:


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          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) (A) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each of Holdings and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any "Default" or "Event of Default" (each as defined in the Master Lease) except as specified in such certificate and (B) a certificate of appropriate officer of the Borrower, such officer to be reasonably acceptable to the Administrative Agent, stating that to the best of such officer's knowledge, each of the Borrower and the Securities Pledgor during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officerofficer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Store by Store report substantially in the form of Exhibit 6.2(b), and (iii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate, (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any Intellectual Property or other property as to which action is required under Section 6.10 hereof, in each case acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date), and (z) the applicable compliance certificate required to be delivered under the Master Lease;

     C. Consents. The Lenders signing this Amendment hereby consent to the execution and delivery by the Borrower of each of the documents listed in
Section IV.A and B hereof (together with this Amendment, the "Related Documents") and the amendments to the Lease/Purchase Documents effected thereby.


     D. Compliance Certificate. Exhibit D to the Credit Agreement is hereby restated in its entirety in the form attached as Exhibit D hereto.

     E. No Further Amendments. Except as specifically amended hereby, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

II. REFERENCES IN LOAN DOCUMENTS; CONFIRMATION OF SECURITY. All references to the "Credit Agreement" in all Loan Documents shall, from and after the date hereof, refer to the Credit Agreement, as amended by this Amendment, and all obligations of the Borrower under the Loan Documents shall be secured by and be entitled to the benefits of the Security Documents. All Security Documents heretofore executed by the Borrower shall remain in full force and effect and, by the Borrower's signature hereto, such Security Documents are hereby ratified and affirmed.


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III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. The Borrower
hereby represents
and warrants to, and covenants and agrees with, the Lenders that:

     A. The execution and delivery of this Amendment and the Related Documents to which any Loan Party is a party have been duly authorized by all requisite action on the part of such Loan Party.

     B. The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents and Lease/Purchase Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties expressly relate to an earlier date (and the representations and warranties set forth in Section 4.1 and Section 4.18 (relating solely to the Confidential Information Memorandum) of the Credit Agreement and Section 19(a) and Section 19(q) (relating solely to the Confidential Information Memorandum) of the Master Lease shall be construed to relate only to the date of the Credit Agreement and the Master Lease, respectively, and to the Closing Date), in which case each such representation and warranty shall be true and correct in all material respects as of such earlier date and (b) of inaccuracies resulting from transactions permitted under the Loan Documents and Lease/Purchase Documents, as applicable.

     C. No Loan Party is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Amendment or any of the other Related Documents.

     D. Each of the Related Documents constitutes the legal, valid and binding obligation of each Loan Party signatory thereto, enforceable against it in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

IV. CONDITIONS. The willingness of the Administrative Agent and the Lenders to amend the Credit Agreement as provided above, and the effectiveness of this Amendment, are subject to the following conditions precedent:

     A. The Borrower and the Company shall have executed and delivered to the Administrative Agent an amendment to the Master Lease, in form and substance satisfactory to the Administrative Agent, effecting (a) amendments to Section 1 of the Master Lease to conform the amendment of "Consolidated EBITDA" set forth therein to the corresponding definition in the Credit Agreement, as amended hereby, (b) the consent by the Borrower to the formation of Caribou Coffee Development Company, Inc. ("Caribou Development"), a direct Wholly-Owned Subsidiary of the Company and (c) amending Section 22(f) of the Master Lease (Restricted Payments) to permit Management Fee Payments by the Company, provided that such amendment shall limit such Management Fee Payments as follows:

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          1. no such payment will be permitted if, either before or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing, or if, after giving effect to such payment, the Company would not be in compliance, on a pro forma basis, with its covenants set forth in
     Section 20 of the Master Lease; and

          2. the Company may not make payments, in any twelve-month period, in an aggregate amount exceeding the sum of (a) $200,000 and (b) any amount accrued and theretofore not permitted to be paid as a result of the limitation set forth in clause (1) above.

     B. The Loan Parties shall have executed and delivered to the Administrative Agent all documents and agreements required under the Security Documents and the Lease/Purchase Documents in connection with the Company's formation of Caribou Development.

     C. The Loan Parties shall have delivered to the Administrative Agent true and complete copies of any required stockholders' and/or directors' consents and/or resolutions, authorizing the execution and delivery of the Related Documents, certified by the Secretary of each applicable Loan Party.

     D. The Loan Parties shall have delivered to the Administrative Agent such other supporting documents and certificates as the Administrative Agent or its counsel may reasonably request.

     E. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Administrative Agent's counsel.

V. NEW COMMITMENT. This Amendment constitutes (a) the Borrower's Additional Commitment Request to the Administrative Agent pursuant to Section 2.1(c) of the Credit Agreement, with the Borrower requesting that Fleet National Bank increase its Revolving Commitment from $20,000,000 to $25,000,000 and (b) the Administrative Agent's approval of the terms of such Additional Commitment Request. Contemporaneously with the execution and delivery hereof, the Proposed Lender is delivering to the Administrative Agent an Additional Lender Supplement in accordance with Section 2.1 of the Credit Agreement.


VI.  MISCELLANEOUS.

     A. As provided in the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation of this Amendment.

     B. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed



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signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

                     [The next page is the signature page.]



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

                                      ARABICA FUNDING, INC.


                                      By: /s/ John DeMilt
                                           Name: John DeMilt
                                           Title: Vice President

                                      FLEET NATIONAL BANK,
                                      as Administrative Agent and as a Lender


                                      By: /s/ Heidi F. Tyng
                                           Name: Heidi F. Tyng
                                           Title: Vice President

                                      WELLS FARGO BANK, N.A.,
                                      as a Lender


                                      By: /s/ Stephen Leon
                                           Name: Stephen Leon
                                           Title: Managing Director

                                      M&I MARSHALL & ILSLEY BANK,
                                      as a Lender


                                      By:/s/ Doug Pudvah
                                           Name: Doug Pudvah
                                           Title: Vice President


                                      By: /s/ Kristin Leuer
                                           Name: Kristin Leuer
                                           Title: Vice President